UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 20, 2007

ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800

(Address of Principal Executive Offices)
(602) 266-6700

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-4.1

Item 3.02. Unregistered Sales of Equity Securities.
     As previously announced, Zila, Inc. (“Zila”) completed two separate private placements of a variety of securities on November 28, 2006 and November 29, 2006 (collectively, the “Private Placement”). Zila had engaged Roth Capital Partners, LLC (“Roth”) as the placement agent for the Private Placement, a portion of the fee for which services has been the subject of continuing discussions between Zila and Roth. On February 20, 2007, in settlement of the remaining fee payable to Roth, Zila issued 289,728 shares (the “Shares”) of its common stock, $0.001 par value (the “Common Stock”), and a warrant (the “Warrant”) to purchase 1,218,701 shares of its Common Stock to Roth. The Warrant, which is substantially similar to the warrants issued by Zila in connection with its 6% Senior Secured Convertible Notes, has an exercise price of $2.21 per share and expires on December 14, 2011.
     The issuance of the Shares and Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder. Zila has agreed to include the Shares and shares of Common Stock issuable upon the exercise of the Warrant in one of the registration statements it filed with the Securities and Exchange Commission in connection with the Private Placement.
     A copy of the Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
4.1	Warrant, dated February 20, 2007, issued to Roth Capital Partners, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 23, 2007

ZILA, INC.

/s/	Gary V. Klinefelter

By:	Gary V. Klinefelter
Vice President, General Counsel and Secretary